UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2007

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Annual Incentive Bonuses:

On March 15, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Universal Health Services, Inc. (the “Company”) certified the level of attainment of the 2006 performance goals under the Universal Health Services, Inc. Executive Incentive Plan (the “Plan”) and authorized the payment of an annual incentive bonus to Alan B. Miller, the Company’s President and Chief Executive Officer, in the amount of $1,566,000, in respect of the year ended December 31, 2006. Consistent with previous years, the amount of Mr. Miller’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of corporate performance criteria, and equaled 128% of his annual base salary for 2006.

On March 15, 2007, the Committee certified the level of attainment of the 2006 performance goals under the Plan and authorized the payment of an annual incentive bonus to Steve G. Filton, the Company’s Senior Vice President and Chief Financial Officer, in the amount of $325,000, in respect of the year ended December 31, 2006. Consistent with previous years, the amount of Mr. Filton’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of corporate performance criteria, and equaled 85% of his annual base salary for 2006.

On March 15, 2007, the Committee certified the level of attainment of the 2006 performance goals under the Plan and authorized the payment of an annual incentive bonus to Debra K. Osteen, the Company’s Senior Vice President of Behavioral Health Operations, in the amount of $291,000, in respect of the year ended December 31, 2006. Consistent with previous years, the amount of Ms. Osteen’s annual incentive bonus was determined as a percentage of her annual salary based on the achievement of divisional and corporate performance criteria, and equaled 78% of her annual base salary for 2006.

On March 15, 2007, the Committee certified the level of attainment of the 2006 performance goals under the Plan and authorized the payment of an annual incentive bonus to Kevin J. Gross, the Company’s Senior Vice President of Acute Care Operations, in the amount of $83,000, in respect of the year ended December 31, 2006. Mr. Gross’ annual incentive bonus was determined as a percentage of his annual salary based on the achievement of divisional and corporate performance criteria, and equaled 21% of his annual base salary for 2006.

On March 15, 2007, the Committee certified the level of attainment of the 2006 performance goals under the Plan and authorized the payment of an annual incentive bonus to Michael Marquez, the Company’s Vice President of Western Region Acute Care Operations, in the amount of $70,000, in respect of the year ended December 31, 2006. Based on an evaluation of the scope of Mr. Marquez’s responsibilities, the Committee deemed it appropriate to determine his annual incentive bonus as a percentage of his annual salary based on the achievement of regional and corporate performance criteria (rather than regional and divisional performance criteria, as initially determined). Mr. Marquez’s bonus equaled 17% of his annual base salary for 2006.

On March 15, 2007, the Committee certified the level of attainment of the 2006 performance goals under the Plan and authorized the payment of an annual incentive bonus to Marc D. Miller, the Company’s Vice President of Eastern Region Acute Care Operations, and a member of the Company’s Board of Directors, in the amount of $63,000, in respect of the year ended December 31, 2006. Based on an evaluation of the scope of Mr. Miller’s responsibilities, the Committee deemed it appropriate to determine his annual incentive bonus as a percentage of his annual salary based on the achievement of regional and corporate performance criteria (rather than regional and divisional performance criteria, as initially determined). Mr. Miller’s bonus equaled 17% of his annual base salary for 2006.

On March 15, 2007, the Committee authorized the payment of an annual incentive bonus to Richard C. Wright, the Company’s Vice President of Development, in the amount of $47,000 in respect of the year ended December 31, 2006. Consistent with previous years, the amount of Mr. Wright’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of specified operating income targets of designated acquired facilities and on the achievement of corporate performance criteria. Mr. Wright’s bonus equaled 17% of his annual base salary for 2006.

Restricted Stock Grant:

On March 15, 2006, the Committee approved the issuance of 200,000 restricted shares of the Company’s Class B Common Stock to Alan B. Miller, the Company’s Chief Executive Officer and Chairman of the Board, pursuant to the Company’s Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan. The shares were issued subject to the Company’s attainment of a reported earnings per diluted share from continuing operations, as defined, of $2.60 or greater for 2006. On March 15, 2007, the Committee certified the reported earnings per diluted share from continuing operations threshold had been met and authorized that, pursuant to the terms of the restricted stock grant, 50% of the shares will vest on March 15, 2007 and the remaining 50% will vest on March 15, 2008, if Mr. Miller remains employed by the Company through that date. In the event that Mr. Miller’s employment with the Company is terminated by reason of disability, retirement or death, that portion of shares of restricted stock that would have otherwise vested within three months (or, in the case of death, twelve months) after the date of such termination will vest.

2007 Annual Cash Bonus Performance Goals

On March 15, 2007, the Committee approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the Plan in respect of the year ending December 31, 2007. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2007 base salary as a target bonus. The following table shows each executive officer’s target bonus as a percentage of his or her base salary for 2007:

Name	Title	Target Award
Alan B. Miller	President, Chief Executive Officer & Chairman of the Board	75%

Steve G. Filton	Senior Vice President & Chief Financial Officer	50%

Kevin J. Gross	Senior Vice President	50%

Debra K. Osteen	Senior Vice President	50%

Michael Marquez	Vice President	40%

Marc D. Miller	Vice President	40%

Richard C. Wright	Vice President	40%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on the Company’s achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations, and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the year ending December 31, 2007. In addition, with respect to Ms. Osteen and Messrs. Gross and Wright, 25% of their annual incentive bonus for 2007 will be determined using the corporate performance criteria described above and the remaining 75% will be determined using divisional performance criteria based on achievement of specified income targets or, with respect to Mr. Wright, based on the achievement of specified operating income targets of designated acquired facilities. With respect to Messrs. Marquez and Marc D. Miller, 25% of their annual incentive bonus for 2007 will be determined using the corporate performance criteria and the remaining 75% will be determined using regional performance criteria based on the achievement of specified income targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 21, 2007	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	President and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer